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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report - November 24, 2004
                       ----------------------------------
                        (Date of Earliest Event Reported)



                                POPULAR ABS, INC.
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   (as depositor under a certain Pooling and Servicing Agreement dated as of
     October 31, 2004, providing for the issuance of Mortgage Pass-Through
                          Certificates, Series 2004-5)
             (Exact Name of Registrant as specified in its charter)



        Delaware                  333-115371-02                52-2029487
-----------------------      -----------------------    ----------------------
(State of Incorporation)      (Commission File No.)     (IRS Employer I.D. No.)

    103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (302) 478-6160

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Item 8.01  Other Events.
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         In connection with the issuance of its Mortgage Pass-Through
Certificates, Series 2004-5, on November 24, 2004, Popular ABS, Inc. entered into a Pooling and Servicing Agreement dated as of October 31, 2004 (the "Pooling and Servicing Agreement"), by and among Popular ABS, Inc., a Delaware corporation, as depositor ("ABS"), Equity One, Inc., a Delaware corporation, as a seller and as servicer, Equity One, Incorporated, a Pennsylvania corporation, as seller, Popular Financial Services, LLC, a Delaware limited liability company, as seller, Equity One, Inc., a Minnesota corporation, as seller, Equity One Consumer Loan Company, Inc., a New Hampshire corporation, as seller, Popular Financial Funding, LLC, a Delaware limited liability company, as seller, and JPMorgan Chase Bank, N.A. The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01  Financial Statements, Pro Forma Financial Information and Exhibits.
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         (a) Not applicable.

         (b) Not applicable.

         (c) Exhibits:

                  99.1 Pooling and Servicing Agreement dated as of October 31, 2004











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* Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the prospectus dated November 18, 2004 and prospectus supplement dated November 18, 2004, of Popular ABS, Inc., relating to its Mortgage Pass-Through Certificates, Series 2004-5.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               POPULAR ABS, INC.


                                               By: /James H. Jenkins/
                                               --------------------------------
                                               James H. Jenkins
                                               Executive Vice President and CFO


Dated: November 24, 2004

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Exhibit Index

Exhibit

99.1       Pooling and Servicing Agreement dated as of October 31, 2004



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